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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 31, 2002, in Amendment No. 3 to the Registration Statement (Form S-1, 33-64808) and related Prospectus of ExpressJet Holdings, Inc. dated February 22, 2002.

                                                               Ernst & Young LLP

Houston, Texas

The foregoing report is in the form that will be signed upon the completion of the recapitalization described in Note 12 to the consolidated financial statements.


Houston, Texas                                            /s/ ERNST & YOUNG LLP
February 20, 2002